Exhibit 10.30

6715 Kenilworth Avenue Partnership

1015 31st Street, NW

Washington, DC   20007

Reference:             Lease Agreement dated Sept. 1, 2000

Amendment to Lease Agreement

Cogent Communications, Inc. (Tenant) and 6715 Kenilworth Avenue Partnership (Landlord) hereby agree to amend the Lease Agreement dated September 1, 2000, as amended (Lease Agreement) as follows:

Effective as of March 1, 2012 the lease by Tenant of a portion of the 3rd floor consisting is terminated.  Tenant is permitted to leave its cubicles in place on the 3rd floor but must remove them upon 14 days notice by Landlord.

Effective for rent due on March 1, 2012 and subsequently the Fixed Annual Rent shall be $353,050.00 payable in monthly installments of $29,457.25.

Effective for energy usage on and after March 1, 2012 the Energy Charge shall equal the building water and natural gas charge multiplied by 53.675 percent (representing the proportion of the building space occupied by Cogent) plus the total building electricity charge multiplied by 68.521 percent (representing the proportion of the building space occupied by Cogent with 2nd floor excluded).

Except as amended herein, the Lease Agreement, as amended, shall remain in full force and effect.   Executed as of the 22nd day of February, 2012.

TENANT:  Cogent Communications, Inc

/s/Thaddeus G. Weed
Thaddeus G. Weed
Chief Financial Officer

LANDLORD:  6715 Kenilworth Avenue Partnership

/s/Dave Schaeffer
Dave Schaeffer
General Partner